Exhibit 99.1

For more information contact:

JoAnn Horne

Market Street Partners

415/445-3233

Dan Burch / Laurie Connell
MacKenzie Partners, Inc.
212/929-5500

DG AGREES TO SELL TELEVISION BUSINESS IN DEAL

 VALUED AT $525 MILLION

Dallas, TX — August 12, 2013 — DG® (NASDAQ: DGIT), the world’s leading ad management company, today announced that it has entered into an agreement, which was unanimously approved by its Board of Directors, to sell its television ad delivery business to Extreme Reach, Inc.  for $485 million.  The proceeds will be used by DG to pay off all outstanding debt and fund the majority of a planned cash distribution to DG stockholders of at least $3 per share.  In addition, DG stockholders will receive a distribution of shares of a company that will hold DG’s online business (“The New Online Company.”)

The New Online Company will emerge with almost all of DG’s working capital, including that attributed to both the online and television businesses.  Total working capital for the television business alone at June 30, 2013 was approximately $40 million, excluding cash, bringing the total economic value for the sale of the television business to $525 million.  A portion of the cash and working capital at closing will help fund the anticipated cash distribution to shareholders.  The New Online Company’s initial capital structure is forecasted to have approximately $20 million of cash and $50-60 million of net working capital.

In addition, DG committed to provide a potential equity investment of $40 million cash in Extreme Reach (“ER”), if required, to close the transaction.  If DG’s equity investment is ultimately required, at closing, ER will provide DG with $45 million of preferred stock with terms and conditions consistent with ER’s most recent offering.  If such $40 million investment is not required, ER will pay DG an additional $5 million in cash at closing and the incremental $45 million will then be available to fund stockholder distributions and working capital for The New Online Company.

Commenting on the agreement, DG’s Chairman, Scott Ginsburg, stated, “We are very pleased with the developments announced today. We believe these proposed transactions will provide DG shareholders with a significant cash distribution by monetizing DG’s television business, while providing shareholders a continued stake in the new online business.  These transactions also allow the Company to repay all debt, strengthen our balance sheet and provide us with a more focused strategy to pursue opportunities in the emerging digital landscape.”

“By concentrating exclusively on the digital market, The New Online Company can be laser-focused on meeting the challenges facing marketers due to the massive fragmentation of technologies and audiences,” said Neil Nguyen, CEO and President of DG.  “I am excited about the opportunity to build upon the past few quarters’ strong momentum.   Our global footprint, market leading campaign management platform and analytics capabilities position us as a major player in the future of digital advertising.”

BofA Merrill Lynch acted as financial advisor to DG in connection with the transaction. Latham & Watkins LLP acted as legal advisor to DG on the transaction.

The transaction is expected to close during the first quarter of 2014 following DG stockholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.  Immediately prior to the merger, the outstanding DG shares will be partially redeemed for new shares of The New Online Company which are expected to be listed on the NASDAQ Global Market.

These and other considerations will be set forth in greater detail in a proxy and information statement that DG will file with the SEC and distribute to stockholders in advance of a special meeting anticipated to be held in the fourth quarter of 2013 to approve the transaction.  MacKenzie Partners Inc., is acting as the Company’s proxy solicitation and information agent in connection with the transaction.

Conference Call and Webcast

The Company will host a conference call and webcast at 8:30 a.m. ET on August 13, 2013 to discuss the transaction.  To access the conference call by telephone, interested parties may dial 800-510-0146 and enter passcode 87525582. International callers may access the call by dialing 617-614-3449. Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial 888-286-8010 and enter passcode 76190609. International callers may access the replay by dialing 617-801-6888. Participants can access the webcast at www.dgit.com. For the webcast, please allow 15 minutes to register and download any necessary software. Questions and answers will be taken only from participants on the conference call. Following the call’s completion, a replay will also be available for 30 days on the Company’s website.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other conditions to consummation of the transactions; the ability of Extreme Reach to consummate the necessary debt financing arrangements set forth in financing letters received by Extreme Reach; the ability for The New Online Company to achieve the benefits of the transactions or that such benefits may take longer to realize than expected; changes in government regulation; the ability to successfully separate operations and employees; the potential impact of  the announcement of the transactions or consummation of the transactions on relationships with employees, suppliers, customers and competitors; international, national or local economic, social or political conditions that could adversely affect the parties to the transactions or their customers; conditions in the credit markets; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls and the other risks and uncertainties that affect the parties’ businesses, including those described in DG’s Annual Report on Form 10-K for the year ended December 31, 2012.  In addition, any forward-looking statements represent DG’s estimates only as of the date hereof and should not be relied upon as representing DG’s estimates as of any subsequent date.  DG disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Important Additional Information about the Merger and Where to Find It

In connection with the transactions contemplated by the merger agreement, DG plans to file with the SEC and mail to its shareholders a proxy and information statement in connection with the merger.  Additionally, DG will file other relevant materials with the SEC in connection with the proposed transactions pursuant to the terms of the merger agreement.  Investors and shareholders are urged to read the proxy and information statement and any other relevant documents carefully when such documents are available.

Investors and shareholders will be able to obtain free copies of the proxy and information statement and other documents filed with the SEC by DG when available through the web site maintained by the SEC at www.sec.gov.

In addition, investors and shareholders will be able to obtain free copies of the proxy and information statement from DG by contacting Investor Relations, Digital Generation, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039, (972) 581-2000.

DG and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of relating to the transactions contemplated by the merger agreement.  Information regarding DG’s directors and executive officers is contained in DG’s Annual Report on Form 10-K and Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on March 15, 2013 and April 30, 2013, respectively.

About DG

DG (NASDAQ: DGIT) is the leading global multiscreen advertising management and distribution platform, fueling campaign management across TV, online, mobile and beyond.  Through a combination of technology and services, DG empowers brands and advertisers to work faster, smarter and more competitively.  Boasting the world’s largest hybrid satellite and Internet network for broadcast video delivery, DG’s unparalleled campaign management encompasses multiscreen ad delivery, cross-channel research and analytics, and unified asset management.  The DG product portfolio consists of two overarching product lines for online and video campaign management: MediaMind and VideoFusion.

With New York as a center of operations, DG is a global company that connects over 14,000 advertisers and 7,400 agencies worldwide with their targeted audiences through an expansive network of over 50,000 media destinations across TV broadcast and digital advertising in 78 countries, managing approximately ten percent of the world’s media assets.  For more information, visit http://www.dgit.com.